EXHIBIT 5.01

October 26, 2004

Shopping.com Ltd.

1 Zoran St.

Netanya 42504

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Shopping.com Ltd., an Israeli company (the “Company”), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of (a) 3,457,463 Ordinary Shares, par value NIS 0.01 per share, of the Company that have been reserved for issuance upon exercise of options that have been or may be granted under the Company’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan (the “2003 Shares”); (b) 3,000,000 Ordinary Shares, par value NIS 0.01 per share, of the Company that have been reserved for issuance upon exercise of options that have been or may be granted under the Company’s 2004 Equity Incentive Plan (the “2004 EIP Shares”); and (c) 300,000 Ordinary Shares, par value NIS 0.01 per share, of the Company that may be purchased under the Company’s 2004 Employee Stock Purchase Plan by employees of the Company (the “2004 ESPP Shares” and collectively with the 2003 Shares and the 2004 EIP Shares, the “Shares”)). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms defined in the Registration Statement and used herein (but not otherwise defined herein) are used herein as so defined.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction), of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or conformed copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon certificates or comparable documents of officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued by the Company as contemplated by the Registration Statement, have been duly authorized for issuance and, when issued and paid for in full as contemplated by the Registration Statement and in accordance with the terms of the Company’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan, 2004 Equity Incentive Plan or 2004 Employee Stock Purchase Plan, respectively, will be validly issued, fully paid and nonassessable.

This opinion is subject to the following qualifications:

This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation.

Members of our firm are admitted to the Bar in the State of Israel. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction.

We render no opinion in relation to any representation made or given in the Registration Statement.

This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Meitar Liquornik Geva & Leshem Brandwein